UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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DSS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DSS, INC.

6 FRAMARK DRIVE,

VICTOR, NY 14564

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

The 2021 Annual Meeting of Stockholders of DSS, Inc. (the “Company”, “we”, “us” or “our”) will be held at 1400 Broadfield Blvd., Suite 100, Houston, TX 77084 on Tuesday, November 9, 2021, at 9:00 am local time, for the purposes of:

1.	To elect seven director nominees to the Company’s Board of Directors to hold office until the next Annual Meeting of Stockholders;

2.	To ratify the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and

3.	To provide an advisory vote on executive compensation.

We also will transact such other business as may properly come before the meeting and any adjournments or postponements of the meeting. The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

The Board of Directors has fixed the close of business on September 14, 2021 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof. These proxy materials will be mailed on or about September 30, 2021 to the stockholders of record on the record date

The Board of Directors recommends that you vote “FOR” the proposals set forth in this Notice of Annual Meeting of Stockholders and the Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders, along with any amendments to the foregoing materials that are required to be furnished to stockholders, will be available at www.proxyvote.com.

By order of the Board of Directors

/s/ Heng Fai Ambrose Chan
Heng Fai Ambrose Chan Chairman of the Board

WHETHER OR NOT YOU PLAN ON ATTENDING THE ANNUAL MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR VOTE IS COUNTED.

DSS, INC.

6 FRAMARK DRIVE

VICTOR, NEW YORK 14564

PROXY STATEMENT FOR THE COMPANY’S

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 9, 2021

THE MEETING

Date, Time and Place

We are furnishing this proxy statement (the “Proxy Statement”) to the holders of our common stock, par value $0.02 per share (the “Common Stock”), in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of DSS, Inc. (together with its consolidated subsidiaries (unless the context otherwise requires), referred to herein as “DSS,” “we,” “us,” “our” or the “Company”) for use at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 1400 Broadfield Blvd., Suite 100, Houston, TX 77084, on November 9, 2021, and any adjournment thereof. On September 30, 2021, the Company effected a merger pursuant to which the Company and its wholly-owned subsidiary, DSS, Inc., merged. Following the merger, the Company was the surviving corporation and the Company’s name was amended from Document Security Systems, Inc. to DSS, Inc.

Matters to be Considered

The Annual Meeting will be held for the following purposes:

1.	To elect seven director nominees to serve until the next annual meeting of stockholders

2.	To ratify the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2021;

3.	To provide an advisory vote to approve executive compensation;

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As of the date of this Proxy Statement, the Board is not aware of any other matters that will come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named as proxies will vote on them in accordance with their best judgment.

Important Notice Regarding the Availability of this Proxy Statement

We have opted to provide our materials pursuant to the full set delivery option in connection with the Annual Meeting. Under the full set delivery option, a Company delivers all proxy materials to its stockholders. The approximate date on which this Proxy Statement and form of proxy are first being provided to stockholders, or being made available through the Internet for those stockholders receiving their proxy materials electronically, is October 1, 2021. This delivery can be by mail or, if a stockholder has previously agreed, by e-mail. In addition to delivering proxy materials to stockholders, the Company must also post all proxy materials on a publicly accessible website and provide information to stockholders about how to access that website. Accordingly, you should have received our proxy materials by mail or, if you previously agreed, by e-mail. These proxy materials include the Notice of Annual Meeting of Stockholders, Proxy Statement, and proxy card. These materials are available free of charge at www.proxyvote.com

REVOCABILITY OF PROXY

Any stockholder executing a proxy that is solicited has the power to revoke it prior to the voting of the proxy. Revocation may be made by i) attending the Annual Meeting and voting the shares of stock in person, ii) delivering to the Secretary of the Company at the principal office of the Company prior to the Annual Meeting a written notice of revocation or a later-dated, properly executed proxy, iii) signing another proxy card with a later date and returning it before the polls close at the Annual Meeting, or iv) voting again via the internet or by toll free telephone by following the instructions on the proxy card.

GENERAL INFORMATION ABOUT VOTING

Record Date

Only the holders of record of our Common Stock at the close of business on the record date, September 14, 2021 (the “Record Date”), are entitled to notice of and to vote at the meeting. On the Record Date, there were 79,745,886 shares of our Common Stock outstanding. Stockholders are entitled to one vote for each share of Common Stock held on the Record Date.

Quorum

At all meetings of the Board, the presence at the commencement of a meeting of shareholders of the Company in person or by proxy of shareholders holding of record a majority of the total number of shares of the Company then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of any business.

Voting

When a proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted:

(1)	FOR the election of each nominee as director;

(2)	FOR the ratification of the appointment of Freed Maxick CPAs, P.C., as the Company’s independent registered public accounting firm;

(3)	FOR the advisory resolution to approve executive compensation.

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Votes Required for Approval

Director nominees must receive a majority of the votes cast on such director’s election, which means that the nominee must receive more “FOR” votes than “WITHHOLD” votes.

The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the meeting for this proposal. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this proposal. A broker may vote on the ratification of the independent registered public accounting firm if a beneficial owner does not provide instructions; therefore, no broker non-votes are expected to exist in connection with this proposal.

The advisory vote on executive compensation will be decided by the affirmative vote of a majority of the votes cast on this proposal at the meeting. However, the stockholder vote on this matter will not be binding on our Company or the Board of Directors, and will not be construed as overruling or determining any decision by the Board on executive compensation.

Abstentions and Broker Non-Votes

Broker Non-Votes: If you hold your shares through a bank, broker or other nominee and do not provide voting instructions to that entity, it may vote your shares only on “routine” matters. For “non-routine” matters, the beneficial owner of such shares is required to provide instructions to the bank, broker or other nominee in order for them to be entitled to vote the shares held for the beneficial owner. The proposed ratification of the appointment of Freed Maxick CPA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 is considered a “routine” matter. Accordingly, brokers are entitled to vote uninstructed shares only with respect to the ratification of the appointment of Freed Maxick CPAs, P.C as our independent registered public accounting firm.

If you hold your shares in street name, it is critical that you cast your vote if you want it to count on all matters to be decided at the Annual Meeting.

Abstentions: Abstentions will be counted for purposes of determining whether a quorum is present for the Annual Meeting and will not count as votes cast, and therefore do not affect the vote outcome.

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You can contact our corporate headquarters, at (585) 500-4669, or send a letter to: Investor Relations, DSS, Inc., 6 Framark Dr., New York, Victor, New York 14564, with any questions about proposals described in this Proxy Statement or how to execute your vote.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Proposal

Seven directors are to be elected at the Annual Meeting to serve until the next annual meeting of the Company’s stockholders. Unless otherwise instructed, the persons named in the accompanying proxy intend to vote the shares represented by the proxy for the election of the nominees listed below. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in such event, proxies will be voted by the proxy holder for such other persons as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors to be elected.

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The following table sets forth the nominees for directors on the Board of Directors. Certain biographical information about the nominees as of the Record Date can be found above in the section titled “Directors, Executive Officers and Corporate Governance.”

Nominees for Directors

Name	Age	Position(s) with the Company	Date First Elected or Appointed
Frank D. Heuszel	65	Chief Executive Officer and Director	July 2018
Heng Fai Ambrose Chan	76	Director, Executive Chairman	February 2017
John “JT” Thatch	59	Lead Independent Director	May 2019
José Escudero	46	Director	August 2019
Sassuan (Samson) Lee	50	Director	August 2019
Wai Leung William Wu	55	Director	October 2019
Tung Moe Chan	43	Director	September 2020

Required Stockholder Vote and Recommendation of Our Board of Directors

Director nominees must receive a majority of the votes cast on such director’s election, which means that the nominee must receive more “FOR” votes than “WITHHOLD” votes.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Proposal

The Company’s stockholders are being asked to ratify the Board of Directors’ appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for fiscal year 2021.

In the event that the ratification of this selection is not approved by an affirmative majority of the votes cast on the proposal at the Annual Meeting, the Board of Directors will review its future selection of the Company’s independent registered public accounting firm.

Representatives of Freed Maxick CPAs, P.C. are not expected to attend the Annual Meeting.

Audit Fees

Audit fees consist of fees for professional services rendered for the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. The aggregate fees billed for professional services rendered by our principal accountant, Freed Maxick CPAs, P.C., for audit and review services for the fiscal years ended December 31, 2020 and 2019 were approximately $370,000 and $154,600, respectively.

Audit Related Fees

The aggregate fees billed for audit related services by our principal accountant, Freed Maxick CPAs, P.C., pertaining to comfort letters related to our registered offerings during the years, consents for related registration statements and the audit of the Company’s employee benefit plan and review of the stand-alone financial statements for one of the Company’s subsidiaries, for the years ended December 31, 2020 and 2019 were approximately $98,000 and $51,450, respectively.

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Tax Fees

The aggregate fees billed for professional services rendered by our principal accountant, Freed Maxick CPAs, P.C., for tax compliance, tax advice and tax planning during the years ended December 31, 2020 and 2019 were approximately $30,000 and $29,500, respectively.

All Other Fees

There were no fees billed for professional services rendered by our principal accountant, Freed Maxick CPAs, P.C., for other related services during the years ended December 31, 2020 and 2019.

Administration of the Engagement; Pre-Approval of Audit and Permissible Non-Audit Services

The Company’s Audit Committee Charter requires that the Audit Committee establish policies and procedures for pre-approval of all audit or permissible non-audit services provided by the Company’s independent auditors. Our Audit Committee, approved, in advance, all work performed by our principal accountant, Freed Maxick CPAs, P.C. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may establish, either on an ongoing or case-by-case basis, pre-approval policies and procedures providing for delegated authority to approve the engagement of the independent registered public accounting firm, provided that the policies and procedures are detailed as to the particular services to be provided, the Audit Committee is informed about each service, and the policies and procedures do not result in the delegation of the Audit Committee’s authority to management. In accordance with these procedures, the Audit Committee pre-approved all services performed by Freed Maxick CPAs, P.C.

Required Stockholder Vote and Recommendation of Our Board of Directors

Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting, whether in person or by proxy, provided that a quorum is present. An abstention will not be counted for or against the proposal, and therefore will not affect the vote outcome.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” THE RATIFICATION OF THE APPOINTMENT OF FREED MAXICK CPAs, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

PROPOSAL NO. 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires the Company’s stockholders to have the opportunity to cast a non-binding advisory vote regarding the approval of the compensation disclosed in this Proxy Statement of the Company’s Named Executive Officers included in the summary compensation table and related disclosures. As discussed in the “Executive Compensation” section below, the Company has disclosed the compensation of the Named Executive Officers pursuant to rules adopted by the SEC.

We believe that our compensation policies for the Named Executive Officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of the Company’s stockholders. This advisory stockholder vote, commonly referred to as a “say-on-pay vote,” gives you as a stockholder the opportunity to approve or not approve the compensation of the Named Executive Officers that is disclosed in this Proxy Statement by voting for or against the following resolution (or by abstaining with respect to the resolution):

RESOLVED, that the stockholders of DSS, Inc. approve all of the compensation of the Company’s executive officers who are named in the Summary Compensation Table of the Company’s 2021 Proxy Statement, as such compensation is disclosed in the Company’s 2021 Proxy Statement pursuant to Item 402 of Regulation S-K, which disclosure includes the Proxy Statement’s Summary Compensation Table and other executive compensation tables and related narrative disclosures.

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Because your vote is advisory, it will not be binding on either the Board of Directors or the Company. However, the Company’s Compensation and Management Resources Committee will take into account the outcome of the stockholder vote on this proposal at the Annual Meeting when considering future executive compensation arrangements. In addition, your non-binding advisory votes described in this Proposal 3 will not be construed: (1) as overruling any decision by the Board of Directors, any Board committee or the Company relating to the compensation of the Named Executive Officers, or (2) as creating or changing any fiduciary duties or other duties on the part of the Board of Directors, any Board committee or the Company.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE COMPANY’S EXECUTIVE OFFICERS DISCLOSED IN THE SUMMARY COMPENSATION TABLE OF THIS PROXY STATEMENT.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

Our executive officers and directors as of the date of this report are as follows:

NAME	POSITION
Frank D. Heuszel	Chief Executive Officer, Director
Jason Grady	Chief Operating Officer
Todd D. Macko	Chief Financial Officer
Heng Fai Ambrose Chan	Director, Executive Chairman
John “JT” Thatch	Director
José Escudero	Director
Sassuan (Samson) Lee	Director
Wai Leung William Wu	Director
Tung Moe Chan	Director

Biographical and certain other information concerning the Company’s officers and directors is set forth below. Except for Mr. Heng Fai Ambrose Chan and his son Mr. Tung Moe Chan, there are no familial relationships among any of our directors. Except as indicated below, none of our directors is a director of any other reporting companies. None of our directors has been affiliated with any company that has filed for bankruptcy within the last ten years. We are not aware of any proceedings to which any of our directors, or any associate of any such director is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries. Each executive officer serves at the pleasure of the Board of Directors.

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Name	Age	Director/Officer Since	Principal Occupation or Occupations and Directorships
Frank D. Heuszel	65	2018

Mr. Frank D. Heuszel has served as a director of the Company since July 30, 2018, and from July 2018 to April 2019, he served as chairman of the Company’s Audit Committee. From April 17, 2019 until October 28, 2020, he served as both the Company’s Chief Executive Officer and Interim Chief Financial Officer. Since then, he serves only as the Chief Executive Officer and a director of the Company Mr. Heuszel has extensive expertise in a wide array of strategic, business, turnaround, and regulatory matters across several industries as a result of his executive management, educational, and operational experience. Prior to joining DSS, Mr. Heuszel had a very successful career in commercial banking. For over 35 years, Mr. Heuszel served in many senior executive roles with major US and international banking organizations. As a banker Mr. Heuszel has served as General Counsel, Director of Special Assets, Credit Officer, Chief Financial Officer and Auditor. Mr. Heuszel also operated a successful law practice focused on litigation, corporate restructures, and mergers and acquisitions, and collections. In addition to being an attorney and executive manager, Mr. Heuszel is also a Certified Public Accountant (retired), and a Certified Internal Auditor (retired). Mr. Heuszel graduated from The University of Texas at Austin and from The South Texas College of Law, Houston.

On September 29, 2020, Mr. Heuszel was elected to the Board of Directors of the publicly traded company, Sharing Services Global Corporation (“Sharing Services”), which is an OTCQB public company. He continues to serve on the Sharing Services board. DSS currently owns approximately 46.7% of the outstanding shares of Sharing Services, a diversified company dedicated to maximizing shareholder value through the acquisition and development of innovative companies, products, and technologies in the direct selling industry.

Jason Grady	47	2018	Mr. Jason Grady has served as Chief Operating Officer of the Company since August of 2019 and, since July 2018, Mr. Grady has also served as President of Premier Packaging Corporation, a multi-division folding carton and security packaging company and wholly-owned subsidiary of the Company. From April 2010 through July 2018, Mr. Grady served as the Company’s Vice President of Sales. As COO, Mr. Grady’s role includes the operational management of multiple divisions, advising the direction of each of the company’s newly-formed subsidiaries, and the research and development of emerging market opportunities across diverse business operations. Mr. Grady’s roles have included strategic leadership and driving key initiatives that include re-engineering sales organizations, new business development, international sales, sales management and corporate marketing. He was responsible for the overall management of multi-divisional sales including anti-counterfeit & authentication solutions, enterprise security software technologies, and document security printing. Prior to his success at DSS, Mr. Grady served as Vice President of Marketing for the Parlec Corporation, a multi-market machine tool manufacturer; as the Director of Business Development for Berlin Packaging Corporation, a custom ridged box and folding carton manufacturer; and as a sales and marketing executive for OutStart, Inc., an enterprise e-learning software company. Mr. Grady obtained an undergraduate degree in Marketing and Communications and a Master’s Degree in Business Administration from the Rochester Institute of Technology.

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Todd D. Macko	49	2020

Mr. Todd Macko was promoted to Interim Chief Financial Officer effective October 28, 2020 and was appointed Chief Financial Officer on August 16, 2021. Mr. Macko previously served as the Vice President of Finance of the Company. As the Vice President of Finance, Mr. Macko’s responsibilities included assisting DSS’s Interim Chief Financial Officer in all aspects of financial and regulatory reporting. In addition, his responsibilities included the day-to-day management of the Company’s Accounting and Finance team and financial leadership in the directing and improving of accounting, reporting, audit, and tax activities. Prior to his role as Vice President of Finance for the Company, Mr. Macko joined the wholly owned subsidiary of DSS, Premier Packaging Corporation in January 2019, as its Vice President of Finance.

Mr. Macko is a Certified Public Accountant with over 25 years of public and corporate financial management, business leadership and corporate strategy. Mr. Macko brings a wealth of experience with strengths in financial planning and analysis, business process re-engineering, budgeting, merger and acquisitions, financial reporting systems, project evaluation and treasury and capital management.

Prior to joining the Company, Mr. Macko served as the Corporate Controller for Baldwin Richardson Foods, a leading custom ingredients manufacturer for the food and beverage industry from November 2015 until January 2019. Prior to that, Mr. Macko served as the Controller for The Outdoor Group, LLC., Genesis Vision, Inc., Complemar Partners, Inc., and Level 3 Communications, Inc. Mr. Macko obtained his Bachelor of Science in Accounting from Rochester Institute of Technology.

Heng Fai Ambrose Chan	76	2017

Mr. Heng Fai Ambrose Chan has served as a director of the Company since February 12, 2017 and became Chairman of the Board of Directors on March 27, 2019. He has also served as an officer of the Company’s wholly-owned subsidiary, DSS International Inc., since July of 2017. Mr. Chan is an expert in banking and finance, with years of experience in the industry. Mr. Chan has restructured 35 companies in various industries and countries over the past 40 years. Mr. Chan currently serves as the Chairman and Chief Executive Officer of Alset International Ltd. (formerly known as Singapore eDevelopment Limited (SED))(“Alset International”), a publicly traded company on the Singapore Stock Exchange. He also serves as a director of BMI Capital Partners International Ltd., a wholly-owned subsidiary of Alset International. Mr. Chan also serves on the board of Sharing Services Global Corporation, which is an OTCQB public company. Mr. Chan has served as a member of the Board of Directors of LiquidValue Development Inc. since January 10, 2017, and has served as Co-Chief Executive Officer of LiquidValue Development Inc. since December 29, 2017. Mr. Chan has also served as a non-executive director of Holista CollTech Ltd., a publicly traded company on the Australian Securities Exchange, since July 2013 Mr. Chan has served as a director of OptimumBank Holdings, Inc., a publicly traded company on the Nasdaq Capital Markets and Optimum Bank since June 2018.

Mr. Chan formerly served as (i) Managing Chairman of Heng Fai Enterprises Limited (now known as ZH International Holdings Limited) which trades on the Hong Kong Stock Exchange; (ii) the Managing Director of SGX Catalist-listed SingHaiyi Group Ltd., which under his leadership, transformed from a failing store-fixed business provider with net asset value of less than $10 million into a property trading and investment company and finally to a property development company with net asset value over $150 million before Mr. Chan ceded his controlling interest in late 2012; (iii) the Executive Chairman of China Gas Holdings Limited, a formerly failing fashion retail company listed on the Hong Kong Stock Exchange, which under his direction, was restructured to become one of the few large participants in the investment in and operation of city gas pipeline infrastructure in China; (iv) a director of Global Med Technologies, Inc., a medical company listed on NASDAQ engaged in the design, development, marketing and support information for management software products for healthcare-related facilities; (v) a director of Skywest Limited, an ASX-listed airline company; and (vi) the Chairman and Director of American Pacific Bank. In 1987, Mr. Chan acquired American Pacific Bank, a full-service U.S. commercial bank, and brought it out of bankruptcy. He recapitalized, refocused and grew the bank’s operations. Under his guidance it became a NASDAQ-listed high asset quality bank with zero loan losses for over five consecutive years before it was ultimately bought and merged into Riverview Bancorp Inc. Mr. Chan’s international business contacts and experience qualify him to serve on our Board of Directors.

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John “JT” Thatch	59	2019	Mr. John “JT” Thatch has served as a director of the Company since May 9, 2019 and as Lead Independent Director since December 9, 2019. Mr. Thatch is an accomplished professional and entrepreneur who has started, owned and operated several businesses in various industries and in both the public and private arena. The industries in which his companies have operated include the service, retail, wholesale, education, finance, real estate management and technology industries. Since March 2018, Mr. Thatch has served as the Chief Executive Officer and a director of Sharing Services Global Corporation, a publicly traded holding company focused in the direct selling and marketing industry. He is also a principal owner of Superior Wine & Spirits, a Florida-based company that imports, wholesales and distributes wine and liquor throughout the State of Florida. He has been involved in this business venture since February of 2016. From January 2009 until January 2016, Mr. Thatch served as Chief Executive Officer of Universal Education Strategies, Inc, an organization consisting of six companies that specialized in the development and sales of educational products and services. From 2000 through 2005, he was the Chief Executive Officer of Onscreen Technologies, Inc., currently listed on NASDAQ as CUI Global, Inc., a global leader in the development of cutting-edge thermal management technologies for integrated LED technologies, circuits and superconductors. Mr. Thatch was responsible for all aspects of the company including board and stockholder communications, public reporting and compliance with Sarbanes-Oxley, structuring and managing the firm’s financial operations, and expansion initiatives for all corporate products and services. Mr. Thatch’s public company financial and management experience in the strategic growth and development of various companies qualify him to Board serve on the Company’s Board of Directors and as Chairman of the Audit Committee and the Nominating and Corporate Governance Committee.

José Escudero	46	2019	Mr. José Escudero has served as a director of the Company since August 5, 2019. He has served as the Managing Partner at BMI Capital Spain, a private investment bank, since September 2013. Previously, Mr. Escudero served as Principal at Hallman & Burke, an international consulting firm, from July 2009 through September 2013. Mr. Escudero has a B.Sc. in Economics from the Francisco de Vitoria University and a Master’s degree in Corporate Finance and Investment Banking from the Options & Futures Institute. Mr. Escudero’s experience in mergers and acquisitions, corporate finance, and international trade along with his education in economics and finance and investment banking qualify him to serve on the Company’s Board of Directors and as a member of the Compensation and Management Resources Committee and the Nominating and Corporate Governance Committee.

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Sassuan (Samson) Lee	50	2019	Mr. Sassuan (Samson) Lee has served as a director of the Company since August 5, 2019. He co-founded STO Global X, a technology and service provider for security token exchange solutions, in December 2017. He has also served as the Chief Crypto-Economic Advisor for Gibraltar Stock Exchange and Gibraltar Blockchain Exchange since September 2017. In November 2016, Mr. Lee founded Coinstreet Partners, a consultancy firm focused on blockchain, fintech, cryptocurrency and digital assets, and has served as its Chief Executive Officer since inception. Mr. Lee currently serves on the board of directors of Sharing Services Global Corporation, which is an OTCQB public company. Mr. Lee previously served as Managing Director at uCast Global Asia from December 2015 through November 2016. Mr. Lee also served as the Executive Vice President of the Greater China region at Movideo from June 2015 through December 2015 and as Vice President and General Manager of the Greater China and South Asia Pacific regions at NeuLion Inc. from July 2008 through June 2015. Mr. Lee received his Bachelor of Commerce degree from the University of Toronto and his MBA and MS degrees from the Hong Kong University of Science and Technology. Mr. Lee’s extensive experience and recognized expertise in the fields of technology, blockchain, cryptocurrency and fintech, combined with his experience as Chief Executive Officer and Managing Director of successful international businesses qualifies him to serve on the Company’s Board of Directors and as a member of the Audit Committee and the Nominating and Corporate Governance Committee and the Chairman of the Compensation and Management Resources Committee.

Wai Leung William Wu	55	2019

Mr. Wai Leung William Wu has served as a director of the Company since October 20, 2019. He served as the managing director of Investment Banking at Glory Sun Securities Limited since January 2019. Mr. Wu previously served as the executive director and chief executive officer of Power Financial Group Limited from November 2017 to January 2019. Mr. Wu has served as a director of Asia Allied Infrastructure Holdings Limited since February 2015. Mr. Wu previously served as a director and chief executive officer of RHB Hong Kong Limited from April 2011 to October 2017. Mr. Wu served as the chief executive officer of SW Kingsway Capital Holdings Limited (now known as Sunwah Kingsway Capital Holdings Limited) from April 2006 to September 2010. Mr. Wu holds a Bachelor of Business Administration degree and a Master of Business Administration degree of Simon Fraser University in Canada. He was qualified as a chartered financial analyst of The Institute of Chartered Financial Analysts in 1996.

Mr. Wu previously worked for a number of international investment banks and possesses over 26 years of experience in the investment banking, capital markets, institutional broking and direct investment businesses. He is a registered license holder to carry out Type 6 (advising on corporate finance) and Type 9 (asset management) regulated activities under the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong). Mr. Wu has served as a member of the Guangxi Zhuang Autonomous Region Committee of the Chinese People’s Political Consultative Conference in January 2013. Mr. Wu’s experience in banking, capital markets, investment banking, Asian economic and banking dynamics, and education in corporate finance and asset management qualifies him to serve on the Company’s Board of Directors and as a member of the Audit Committee and the Compensation and Management Resources Committee.

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Tung Moe Chan	43	2020

Mr. Tung Moe Chan has served as a director of the Company since September 2020. He currently serves as Group Chief Development Officer of Singapore Exchange-listed Alset International Limited, overseeing the company’s global property business, and as Vice President and Director of Corporate Development of American Medical REIT Inc., positions he has held since August 2020. Mr. Moe Chan also serves as Co-Chief Executive Officer and Director of LiquidValue Development Inc. (f.k.a SeD Intelligent Home Inc.), a company he joined in 2017, and as Director and Chief Executive Officer (International) of Alset IHome Inc. (f.k.a. SeD Home & REITs Inc.)(USA) a company he joined in 2015. He previously served as Chief Executive Officer of Pop Motion Consulting Pte Ltd. (Singapore) from 2018 to 2020. Prior to that, in 2015 he was Group Chief Operating Officer of Hong Kong Stock Exchange listed Zensun International Limited where he was responsible for the company’s global business operations consisting of REIT ownership and management, property development, hotels and hospitality, as well as property and securities investment and trading. Within the past five years, Mr. Moe Chan has served as a director of MasterCard issuer Xpress Finance Limited as well as RSI International Systems Inc., which was a hotel software company listed on the Toronto Stock Exchange.

He holds a Master’s Degree in Business Administration with honors from the University of Western Ontario, a Master’s Degree in Electro-Mechanical Engineering with honors and a Bachelor’s Degree in Applied Science with honors from the University of British Columbia.

Board of Directors and Committees

The Company has determined that each of Mr. John “JT” Thatch, Mr. Wai Leung William Wu, Mr. Sassuan (Samson) Lee and Mr. José Escudero qualify as independent directors (as defined under Section 803 of the NYSE American LLC Company Guide).

In fiscal 2020, each of the Company’s independent directors attended or participated in 96% or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the period in which each such director served as a director and (ii) the total number of meetings held by all committees of the Board of Directors during the period in which each such director served on such committee. During the fiscal year ended December 31, 2020, the Board held four meetings and acted by written consent on six occasions.

On December 9, 2019, the Board appointed Mr. Thatch as the Lead Independent Director, effective immediately. Mr. Thatch will serve as the Lead Independent Director until his successor is duly appointed and qualified, or until his earlier removal or resignation or such time as he is no longer considered an independent director under the New York Stock Exchange listing standards. Mr. Thatch’s authority, responsibilities, and duties as the Lead Independent Director include the following: (i) preside at all meetings of the Board at which the Chairman of the Board is not present, at all meetings of the independent directors and at all executive sessions of the independent directors, (ii) have a reasonable opportunity to review and comment on Board meeting agendas, (iii) serve as a liaison between the Chairman of the Board and the other members of the Board, (iv) have the authority to call special meetings of the Board and of the independent directors, and (v) perform such other duties as the Board may from time to time delegate.

On August 19, 2021, Lo Wah Wai resigned as a member of the Board. Mr. Lo’s resignation was accepted and became effective August 20, 2021. Mr. Lo did not resign from the Board as a result of any disagreement related to the Company’s operations, policies or practices but rather due to his “heavy workload and commitment in other corporations”. The Company will not appoint a successor to Mr. Lo and the size of the Board will remain at seven directors.

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Audit Committee

The Company has separately designated an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee held four meetings in 2020 and did not act by written consent in 2020. The Audit Committee is responsible for, among other things, the appointment, compensation, removal and oversight of the work of the Company’s independent registered public accounting firm, overseeing the accounting and financial reporting process of the Company, and reviewing related person transactions. As of December 31, 2020, the Audit Committee was comprised of Mr. Thatch, Mr. Wu and Mr. Lee, each of whom continues to serve on the Audit Committee. Each of Mr. Wu, Mr. Thatch and Mr. Lee is qualified as a “financial expert” as defined in Item 407 under Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”) Each of the members of the Audit Committee is an independent director (as defined under Section 803 of the NYSE American LLC Company Guide). Mr. Thatch serves as Chairman of the Audit Committee. The Audit Committee operates under a written charter adopted by the Board of Directors, which can be found in the Investors/Corporate Governance section of our web site, www.dsssecure.com.

Compensation and Management Resources Committee

The purpose of the Compensation and Management Resources Committee is to assist the Board in discharging its responsibilities relating to executive compensation, succession planning for the Company’s executive team, and to reviewing and making recommendations to the Board regarding employee benefit policies and programs, incentive compensation plans and equity-based plans. The Compensation and Management Resources Committee held two meetings in 2020.

The Compensation and Management Resources Committee is responsible for, among other things, (a) reviewing all compensation arrangements for the executive officers of the Company and (b) administering the Company’s stock option plans. The Compensation and Management Resources Committee consists of Mr. José Escudero, Mr. Wai Leung William Wu and Mr. Sassuan (Samson) Lee, with Mr. Lee as the Chairman. Each of the members of the Compensation and Management Resources Committee is an independent director (as defined under Section 803 of the NYSE American Company Guide). The Compensation and Management Resource Committee operates under a written charter adopted by the Board of Directors, which can be found in the Investors/Corporate Governance section of our web site, www.dsssecure.com.

The duties and responsibilities of the Compensation and Management Resources Committee in accordance with its charter are to review and discuss with management and the Board the objectives, philosophy, structure, cost and administration of the Company’s executive compensation and employee benefit policies and programs; no less than annually, review and approve, with respect to the Chief Executive Officer and the other executive officers (a) all elements of compensation, (b) incentive targets, (c) any employment agreements, severance agreements and change in control agreements or provisions, in each case as, when and if appropriate, and (d) any special or supplemental benefits; make recommendations to the Board with respect to the Company’s major long-term incentive plans applicable to directors, executives and/or non-executive employees of the Company and approve (a) individual annual or periodic equity-based awards for the Chief Executive Officer and other executive officers and (b) an annual pool of awards for other employees with guidelines for the administration and allocation of such awards; recommend to the Board for its approval a succession plan for the Chief Executive Officer, addressing the policies and principles for selecting a successor to the Chief Executive Officer, both in an emergency situation and in the ordinary course of business; review programs created and maintained by management for the development and succession of other executive officers and any other individuals identified by management or the Compensation and Management Resources Committee; review the establishment, amendment and termination of employee benefits plans, review employee benefit plan operations and administration; and any other duties or responsibilities expressly delegated to the Compensation and Management Resources Committee by the Board from time to time relating to the Committee’s purpose.

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The Compensation and Management Resources Committee may request any officer or employee of the Company or the Company’s outside counsel to attend a meeting of the Compensation and Management Resources Committee or to meet with any members of, or consultants to, the Compensation and Management Resources Committee. The Company’s Chief Executive Officer does not attend any portion of a meeting where the Chief Executive Officer’s performance or compensation is discussed, unless specifically invited by the Compensation and Management Resources Committee.

The Compensation and Management Resources Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, Chief Executive Officer or other executive officer compensation or employee benefit plans, and has sole authority to approve the consultant’s fees and other retention terms. The Compensation and Management Resources Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other experts, advisors and consultants to assist in carrying out its duties and responsibilities, and has the authority to retain and approve the fees and other retention terms for any external experts, advisors or consultants.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for overseeing the appropriate and effective governance of the Company, including, among other things, (a) nominations to the Board of Directors and making recommendations regarding the size and composition of the Board of Directors and (b) the development and recommendation of appropriate corporate governance principles. The Nominating and Corporate Governance Committee consists of Mr. John “JT” Thatch, the Chairman of the committee, Mr. Sassuan (Samson) Lee and Mr. José Escudero, each of whom is an independent director (as defined under Section 803 of the NYSE American LLC Company Guide). The Nominating and Corporate Governance Committee held one meeting in 2020 and did not act by written consent in 2020. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, which can be found in the Investors/Corporate Governance section of our web site, www.dsssecure.com. The Nominating and Corporate Governance Committee adheres to the Company’s By-Laws provisions and Securities and Exchange Commission rules relating to proposals by stockholders when considering director candidates that might be recommended by stockholders, along with the requirements set forth in the committee’s Policy with Regard to Consideration of Candidates Recommended for Election to the Board of Directors, also available on our website. The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying and selecting qualified candidates for election to the Board of Directors prior to each annual meeting of the Company’s stockholders. In identifying and evaluating nominees for director, the Committee considers each candidate’s qualities, experience, background and skills, as well as other factors, such as the individual’s ethics, integrity and values which the candidate may bring to the Board of Directors.

Code of Ethics

The Company has adopted a Code of Ethics that establishes the standards of ethical conduct applicable to all directors, officers and employees of the Company. A copy of the Code of Ethics covering all of our employees, directors and officers, is available on the Corporate Governance section of our web site at www.dsssecure.com.

Information about our Executive Officers

On April 17, 2019, Frank D. Heuszel became the Chief Executive Officer and Interim Chief Financial Officer of the Company. On October 28, 2020, Mr. Heuszel became solely the CEO and transferred the Interim Chief Financial Officer title to Todd D. Macko, who was appointed Chief Financial Officer on August 16, 2021. The biography for Mr. Heuszel and Mr. Macko is contained herein in the information disclosures relating to the Company’s directors above.

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Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any legal proceedings in the past 10 years that would require disclosure under Item 401(f) of Regulation S-K.

Director Compensation

The following table sets forth cash compensation and the value of stock options awards granted to the Company’s non-employee independent directors, who were not also named executive officers, for their service in fiscal 2020:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation (2)	Total
Current Directors
Heng Fai Ambrose Chan	$-	$-	$4,305,757	$4,305,757
John “JT” Thatch	$22,000	$-	$-	$22,000
Wah Wai Lowell Lo	$-	$-	$-	$-
Sassuan (Samson) Lee	$19,000	$6,725	$-	$25,725
José Escudero	$18,000	$6,725	$-	$24,725
Wai Leung William Wu	$18,500	$6,725	$-	$25,225
Tung Moe Chan	$-	$-	$-	$-

(1)	Represents the total grant date fair value of stock awards computed in accordance with FASB ASC 718. Our policy and assumptions made in the valuation of share-based payments are contained in Note 2 to our consolidated financial statements for the year ended December 31, 2020.
(2)	In connection with his employment contract as an officer of the Company, Mr. Chan received $4,305,757 as a performance bonus.

Each independent director (as defined under Section 803 of the NYSE American Company Guide) is entitled to receive base cash compensation of $12,000 annually, provided such director attends at least 75% of all Board of Director meetings, and all scheduled committee meetings. Each independent director is entitled to receive an additional $1,000 for each Board of Director meeting he attends, and an additional $500 for each committee meeting he attends, provided such committee meeting falls on a date other than the date of a full Board of Directors meeting. Each of the independent directors is also eligible to receive discretionary grants of options or restricted stock under the Company’s 2020 Equity Incentive Plan. Non-independent members of the Board of Directors do not receive compensation in their capacity as directors, except for reimbursement of travel expenses.

On September 23, 2019, the Company entered in an executive employment agreement with Mr. Heng Fai Ambrose Chan, an Executive Chairman of the Board, Director of the Company, Chief Executive Officer of the Company’s wholly-owned subsidiary DSS Cyber Security Pte. Ltd., Chief Executive Officer of DSS International Inc. and Chief Executive Officer of DSS Asia Ltd., a wholly-owned subsidiary of DSS International Inc. Pursuant to the agreement, Mr. Chan was entitled to receive an annual base salary of $250,000, payable quarterly in either cash or common stock, subject to availability of shares under a shareholder-approved stock plan. The calculation of each quarterly payment of common stock was to be the Company’s average trading price for the last ten trading days of that quarter. Under his original executive employment agreement, Mr. Chan was eligible to receive an annual performance bonus, in an amount up to 100% of his base salary, based upon the Company’s achievement of certain net income and gross revenue milestones. Mr. Chan had the option to have the bonus paid in Company common stock. In the event of a change in control of the Company or the termination of Mr. Chan’s employment without cause, Mr. Chan is entitled to receive four-months of prorated salary, payable monthly.

On November 19, 2020, the Company entered into an amendment to Mr. Chan’s executive employment agreement, retroactive to January 1, 2020, pursuant to which his annual salary was set to $1.00 and he was eligible for a bonus payable annually, based on the annual market capitalization growth the Company, calculated as 5% of the market capitalization growth. Pursuant to the amendment to the executive employment agreement, Mr. Chan was also eligible for a bonus based on 5% of the net asset value change, calculated based on the net asset value of the Company on December 31st of each year. Mr. Chan continues to have the option to have the bonus paid in Company common stock. For the year ended December 31, 2020, Mr. Chan was paid a bonus in the amount of $4,305,757.

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Leadership Structure and Risk Oversight

Currently, the positions of Chief Executive Officer and Chairman of the Board are held by two different individuals. Mr. Heng Fai Ambrose Chan currently serves as Chairman of the Board and Mr. Frank D. Heuszel currently serves as Chief Executive Officer and as a member of the Board. Although no formal policy currently exists, the Board determined that the separation of these positions would allow our Chief Executive Officer to devote his time to the daily execution of the Company’s business strategies and the Board Chairman to devote his time to the long-term strategic direction of the Company. Our senior management manages the risks facing the Company under the oversight and supervision of the Board. While the full Board is ultimately responsible for risk oversight at our Company, three of our Board committees assist the Board in fulfilling its oversight function in certain areas of risk. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk in the areas of financial reporting and internal controls. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to risk in the area of corporate governance. The Compensation and Management Resources Committee assists the Board in discharging its responsibilities relating to executive compensation, succession planning for the Company’s executive team, and to review and make recommendations to the Board regarding employee benefit policies and programs, incentive compensation plans and equity-based plans. Other general business risks such as economic and regulatory risks are monitored by the full Board. While the Board oversees the Company’s risk management, management is responsible for day-to-day oversight of risk management processes.

Compensation Risk Assessment

Our Board considered whether our compensation program encouraged excessive risk taking by employees at the expense of long-term Company value. Based upon its assessment, the Board does not believe that our compensation program encourages excessive or inappropriate risk-taking. The Board believes that the design of our compensation program does not motivate imprudent risk-taking.

Director Nominations

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying and selecting qualified candidates for election to the Board of Directors prior to each annual meeting of the Company’s stockholders. A copy of the Nominating and Corporate Governance Committee Charter is available on the Investors/Corporate Governance/Charters section of our web site, www.dsssecure.com. In addition, stockholders who wish to recommend a candidate for election to the Board of Directors must submit a written notice of such recommendation to the Company and strictly comply with all the requirements set forth in the Nominating and Corporate Governance Committee Policy With Regard to Consideration of Candidates Recommended for Election to the Board of Directors, a copy of which is also available on the Investors/Charters section of our web site. The standards for considering nominees to the Board are included in the Corporate Governance Committee Charter. In identifying and evaluating nominees for director, the Committee considers each candidate’s qualities, experience, background and skills, as well as other factors, such as the individual’s ethics, integrity and values which the candidate may bring to the Board of Directors. Any stockholder who desires the Committee to consider one or more candidates for nomination as a director should either by personal delivery or by United States mail, postage prepaid, deliver a written notice of recommendation addressed to: DSS, Inc., Nominating and Corporate Governance Committee, 6 Framark Drive, Victor, New York 14564. Each written notice must set forth: (a) the name and address of the stockholder making the recommendation and of the person or persons recommended, (b) a representation that the stockholder is a holder of record of the stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, (e) the consent of such person(s) to serve as a director(s) of the Company if nominated and elected, and (f) a description of how the person(s) satisfy the criteria for consideration as a candidate referred to above.

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Communication with Directors

The Company has established procedures for stockholders or other interested parties to communicate directly with the Board of Directors. Such parties can contact the Board of Directors by mail at: DSS, Inc., Board of Directors, Attention: Heng Fai Ambrose Chan, Chairman of the Board, 6 Framark Drive, Victor, New York 14564. All communications made by this means will be received by the Chairman of the Board.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation earned by each of the persons serving as the Company’s Executive Chairman, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and President, referred to herein collectively as the “Named Executive Officers”, or NEOs, for services rendered to us for the years ended December 31, 2020 and 2019:

Name and principal position	Year	Salary	Bonus	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (2)		Total
Heng Fai Chan, Executive Chairman (3)	2020	$1	$4,305,757							$4,305,758
	2019							$31,403	(4)	$31,403
Frank D. Heuszel, Chief Executive Officer	2020	$171,346	$112,498	-	-	-	-	$26,005		$309,848
	2019	$91,615	$61,103	$31,403	-	-	-	$15,843	(5)	$199,964
Jason T. Grady, Chief Operating Officer	2020	$207,692	$112,498	-	-	-	-	$17,056		$337,246
	2019	$84,615	$61,103	$31,403	-	-	-	$7,170		$184,291
Philip Jones, Chief Financial Officer	2019	$59,231	-	-	-	-	-	$2,073		$61,304
Todd D. Macko, Chief Financial Officer (6)	2020	$155,769	$67,499	$11,000	-	-	-	$11,890		$246,158
Jeffrey Rinaldi, Chief Executive Officer	2019	$61,297	-	-	-	-	-	-		$61,297
Robert B. Bzdick, President (7)	2020	$-	-	-	-	$88,667	-	-		$88,667
	2019	$-	-	-	-	$212,124	-	-		$212,124

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(1)	Represents the total grant date fair value of restricted stock awards computed in accordance with FASB ASC 718. Our policy and assumptions made in the valuation of share-based payments are contained in Note 12 to our financial statements for the year ended December 31, 2019 or December 31, 2020, as applicable.

(2)	Includes health insurance premiums, retirement matching funds and automobile expenses paid by the Company.

(3)

Mr. Chan is also CEO of DSS Cyber Security Pte. Ltd., a subsidiary of the Company, DSS International Inc. and Chief Executive Officer of DSS Asia Ltd., a wholly-owned subsidiary of DSS International Inc.

(4)	In connection with his employment contract as an officer of the Company’s subsidiary, Mr. Chan received $31,403 in fully vested restricted stock with a two-year lock-up period.
(5)	Includes $8,000 Mr. Heuszel received for his service as an independent director from January 1, 2019 through April 18, 2019, after which he no longer served as an independent director as he became the Company’s Executive Officer and interim Chief Financial Officer.

(6)	Mr. Macko was promoted to Interim Chief Financial Officer on October 29, 2020 and appointed Chief Financial Officer on August 16, 2021.

(7)	Mr. Bzdick served as President of the Company and Chief Executive Officer of Premier Packaging Corporation, a wholly-owned subsidiary of the Company, until August 1, 2018.

Employment and Severance Agreements

Frank D. Heuszel has served as the Company’s Chief Executive Officer since April 11, 2019, was the Company’s Interim Chief Financial Officer since April 17, 2019 from that date until October 28, 2020. Upon his appointment, the Company agreed to pay Mr. Heuszel cash compensation in the amount of $7,500 per month for his combined services as Interim Chief Executive Officer and Chief Financial Officer. On August 27, 2019, the Company entered into an executive employment agreement with Mr. Heuszel. Pursuant to the agreement, Mr. Heuszel was entitled to receive an annual base salary of $165,000, payable bi-weekly, and was entitled to be eligible to receive an annual performance bonus in an amount up to 100% of his base salary, upon the Company’s achievement of certain net income and gross revenue milestones. In the event of a change in control of the Company or the termination of Mr. Heuszel’s employment without cause, Mr. Heuszel was entitled to receive four-months’ salary, payable monthly. In October 2020, this Employment Contract was extended on the same general terms to expire on December 31, 2021. Commencing January 1, 2021, the Company and Mr. Heuszel have entered into a new three-year Employment Contract schedule to terminate on December 31, 2023. Under the terms of this Employment Contract, Mr. Heuszel is entitled to receive an annual base salary of $260,000, payable bi-weekly, and he is eligible to receive an annual performance bonus in an amount up to 100% of his base salary, upon the Company’s achievement of certain net income and gross revenue milestones. As in his previous employment agreement, in the event of his termination without cause, Mr. Heuszel shall receive four-months’ salary, payable monthly.

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On September 5, 2019, the Company entered in an executive employment agreement with Jason Grady, the Company’s Chief Operating Officer. Pursuant to the agreement, Mr. Grady is entitled to receive an annual base salary of $200,000 and is eligible to receive an annual performance bonus, in an amount up to 100% of his base salary, upon the Company’s achievement of certain net income and gross revenue milestones. In the event of a change in control of the Company or the termination of Mr. Grady’s employment without cause, he shall be entitled to receive four-month’s base salary.

On September 23, 2019, the Company entered in an executive employment agreement with Mr. Heng Fai Ambrose Chan, a Executive Chairman of the Board, Director of the Company, Chief Executive Officer of the Company’s wholly-owned subsidiary DSS Cyber Security Pte. Ltd., Chief Executive Officer of DSS International Inc. and Chief Executive Officer of DSS Asia Ltd., a wholly-owned subsidiary of DSS International Inc. For additional information on Mr. Chan’s employment agreement, see DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE – Director Compensation.

Todd D. Macko was promoted to Interim Chief Financial Officer on October 29, 2020 and appointed Chief Financial Officer on August 16, 2021. Mr. Macko’s annual base salary is $150,000 and he is eligible to receive an annual performance bonus, upon the Company’s achievement of certain net income goals, up to 50% of his annual base salary.

On July 31, 2018, the Company and Robert Bzdick entered into a Non-Compete Letter Agreement (the “Agreement”) whereby the parties mutually agreed that Mr. Bzdick’s employment as President of the Company and Chief Executive Officer of Premier Packaging Corporation, a wholly-owned subsidiary of the Company, would terminate effective on August 1, 2018. The Agreement voided and replaced Mr. Bzdick’s previous employment agreement with the Company, originally dated February 12, 2010, and amended on October 1, 2012, except for the non-competition and non-solicitation covenants contained therein, which were carried forward in their entirety to the new Agreement.

Pursuant to the terms of the Agreement, Mr. Bzdick received his regular wages and contractual bonus sum accrued through the separation date, and also receives the sum of $16,000 per month, for a period of 19 months, as consideration for the two-year non-competition and non-solicitation restrictive covenants contained in the Agreement, which are identical to the restrictive covenants contained in Mr. Bzdick’s previous employment agreement, which are now incorporated by reference into the Agreement. In addition, the Company agreed to continue to pay the cost of Mr. Bzdick’s health, dental and vision insurance coverage for a period of 19 months or until he is eligible for such benefits from another employer, whichever is shorter. In the Agreement, Mr. Bzdick specifically acknowledges that, among other remedies, the Company is entitled to cease all payments under the Agreement and recoup all payments previously made in the event Mr. Bzdick revokes, violates or breaches the Agreement, or discontinues any promised act under the Agreement. Moreover, the Agreement further provides that in the event Mr. Bzdick breaches the Agreement by bringing suit or filing a claim with an administrative agency, then he must, as a condition precedent, repay to the Company in cash all consideration received pursuant to the Agreement. The Agreement also contains standard mutual release and damages clauses, and a clause that provides that in any action for breach of the Agreement, the prevailing party shall be entitled to recover attorneys’ fees from the opposing party.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2020, our Chief Executive Officer, Frank Heuszel, our Chief Operating Officer, Jason Grady, and our Chief Financial Officer, Todd Macko, held restricted stock awards in an amounts equal to $31,403, $31,403, and $11,000, respectively, which amounts represent the total grant date fair value of restricted stock awards computed in accordance with FASB ASC 718.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth beneficial ownership of Common Stock as of September 14, 2021 by each person known by the Company to beneficially own more than 5% of the Common Stock, each director and each of the executive officers named in the Summary Compensation Table (see “Executive Compensation” above), and by all of the Company’s directors and executive officers as a group. Each person has sole voting and dispositive power over the shares listed opposite his name except as indicated in the footnotes to the table and each person’s address is c/o DSS, Inc., 6 Framark Drive, Victor, New York 14564.

For purposes of this table, beneficial ownership is determined in accordance with the Securities and Exchange Commission rules, and includes investment power with respect to shares owned and shares issuable pursuant to warrants or options exercisable within 60 days of September 14, 2021.

The percentages of shares beneficially owned are based on 79,745,886 shares of our Common Stock issued and outstanding as of September 14, 2021, and is calculated by dividing the number of shares that person beneficially owns by the sum of (a) the total number of shares outstanding on September 14, 2021, plus (b) the number of shares such person has the right to acquire within 60 days of September 14, 2021.

Name	Number of Shares Beneficially Owned	Percentage of Outstanding Share Beneficially Owned
Heng Fai Ambrose Chan (1)	24,432,095	30.64%
John “JT” Thatch	1,020	*
Sassuan (Samson) Lee	1,020	*
José Escudero	1,020	*
Frank D. Heuszel	2,493	*
Wai Leung William Wu	1,020	*
Jason Grady	2,493	*
Todd D. Macko	1,667	*
Tung Moe Chan	-	-
All officers and directors as a group (9 persons)	24,442,828	30.65%
5% Shareholders
Global BioMedical Pte Inc. (2)	9,956,344	12.49%
Alset EHome International, Inc.	12,155,591	15.24%
* Less than 1%.

(1)

Consists of (a) 59,552 shares of Common Stock held by Heng Fai Holdings Limited; (b) 16,667 shares of Common Stock held by BMI Capital Partners International Limited; (c) 1,555,000 shares of Common Stock held by Heng Fai Holdings Limited (CS,HK); (d) 474,060 shares of Common Stock held individually; (e) 214,881 shares of Common Stock held by LiquidValue Development Pte Ltd.; (f) (i) 7,716,004 shares of Common Stock and (ii) 2,240,340 shares of Common Stock that could be obtained upon the conversion of shares of Series A Preferred Stock held by Global Biomedical Pte. Ltd., giving effect to a beneficial ownership conversion limitation; and (g) 12,155,591 shares of Common Stock held by Alset EHome International, Inc.

(2)

Consists of (a) 7,716,004 shares of Common Stock and (b) 2,240,340 shares of Common Stock that could be obtained upon the conversion of shares of Series A Preferred Stock, giving effect to a beneficial ownership conversion limitation.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

AND RELATED PERSON TRANSACTIONS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our equity securities (“Reporting Persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon a review of copies of such forms filed on Forms 3, 4 and 5, and amendments thereto furnished to us, we believe that as of the date of this Report, our executive officers, directors and greater than 10 percent beneficial owners have complied on a timely basis with all Section 16(a) filing requirements, except Mr. Sassuan (Samson) Lee, Mr. José Escudero and Mr. Wai Leung William Wu each failed to file a Form 4 with respect to individual grants of 1,020 shares of the Company’s Common Stock, pursuant to the Company’s 2020 Equity Incentive Plan that each non-employee director received on April 3, 2020.

Transactions with Related Persons

Except as disclosed herein, no director, executive officer, stockholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since January 1, 2020, in which the amount involved in the transaction exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last two completed fiscal years.

On February 25, 2020, the Company completed an underwritten public offering with gross proceeds of $4.6 million before deducting underwriting discounts and commissions and other estimated offering expenses. The offering included 740,741 shares of the Company’s common stock and 111,111 additional shares from the exercise of the underwriter’s purchase option to cover over-allotments, at the public offering price of $5.40 per share. Mr. Chan purchased 370,370 shares of Common Stock in the Offering, for an aggregate purchase price of $2,000,000.

On March 3, 2020, the Company entered into a binding term sheet (the “AMRE Term Sheet”) with LiquidValue Asset Management Pte Ltd (“LVAM”), AMRE Asset Management Inc. (“AAMI”) and American Medical REIT Inc. (“AMRE”), regarding a share subscription and loan arrangement. The AMRE Term Sheet sets out the terms of a proposed joint venture to establish a medical real estate investment trust in the United States. Pursuant to the AMRE Term Sheet, the Company subscribed for 5,250 ordinary shares of AAMI at a purchase price of $0.01 per share for total consideration of $52.50. Concurrently, AAMI issued 2,500 shares to LVAM, and 1,250 shares to AMRE Tennessee, LLC, AMRE’s executive management’s holding company. As a result, the Company holds 52.5% of the outstanding shares of AAMI, with LVAM and AMRE Tennessee, LLC, holding 35% and 12.5% of the remaining outstanding shares of AAMI, respectively. Further, pursuant to and in connection with the AMRE Term Sheet, on March 3, 2020, the Company entered into a Promissory Note with AMRE, pursuant to which AMRE will issue the Company a promissory note for the principal amount of $800,000.00 (the “AMRE Note”). The AMRE Note matures on March 3, 2022 and accrues interest at the rate of 8.0% per annum, and shall be payable in accordance with the terms set forth in the AMRE Note. The AMRE Note also provides the Company an option to provide AMRE an additional $800,000 on the same terms and conditions as the AMRE Note, including the issuance of warrants as hereinafter described. As further incentive to enter into the AMRE Note, AMRE issued the Company warrants to purchase 160,000 shares of AMRE common stock (the “ANRE Warrants”). The AMRE Warrants have an exercise price of $5.00 per share, subject to adjustment as set forth in the AMRE Warrant, and expire on March 3, 2024. Pursuant to the AMRE Warrants, if AMRE files a registration statement with the Securities and Exchange Commission for an initial public offering (“IPO”) of AMRE’s common stock and the IPO price per share offered to the public is less than $10.00 per share, the exercise price of the AMRE Warrant shall be adjusted downward to 50% of the IPO price. The AMRE Warrant also grants piggyback registration rights to the Company as set forth in the AMRE Warrant. The parties to the AMRE Term Sheet, including AMRE Tennessee, LLC, also entered into a stockholders’ agreement dated as of March 3, 2020 (the “AMRE Stockholders’ Agreement”), regarding their ownership of AAMI’s common stock to regulate certain aspects of the relationship between the stockholders and provide for certain rights and obligations with respect to such ownership, as set forth in the AMRE Stockholders’ Agreement. LVAM is an 82% owned subsidiary of Alset Intl. whose Chief Executive Office and largest shareholder is Mr. Chan. Following the consummation of the transactions contemplated by the AMRE Term Sheet, Mr. Chan and Mr. Heuszel were appointed to the board of directors of AAMI.

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As of March 31, 2020, the Company owned 83,174,129 ordinary shares of Alset International Limited (“Alset Intl”, formally Singapore eDevelopment Limited) a company incorporated in Singapore and publicly listed on the Singapore Exchange Limited and warrants to purchase an additional 44,005,182 ordinary shares at an exercise price of SGD$0.04 (US$0.029) per share. On June 25, 2020, the Company exercised those warrants bringing its total ownership to 127,179,311 shares or approximately 7% of the outstanding shares of Alset Intl as of December 31, 2020. Historically and through June 30, 2020, the Company carried its investment in Alset Intl at cost, less impairments under the measurement alternative in ASU No. 2016-01, “Recognition and Measurement of Financial Assets and Financial Liabilities”. During the third quarter of 2020, the Company determined that the investments had a readily determinable fair value based on the volume of shares traded on the Singapore Exchange which evidences a ready market for shares, as well as a consistent and observable market price. Accordingly, this investment is now classified as a marketable security and is classified as long-term assets on the consolidated balance sheets as the Company has the intent and ability to hold the investments for a period of at least one year. The Chairman of the Company, Mr. Heng Fai Ambrose Chan, is the Executive Director and Chief Executive Officer of Alset Intl. Mr. Chan is also the majority shareholder of Alset Intl as well as the largest shareholder of the Company. The fair value of the marketable security as of December 31, 2020 was approximately $6,830,000 and during the year ended December 31, 2020 the Company recorded unrealized gains on this investment of approximately $3,384,200.

On July 22, 2020, Chan Heng Fai Ambrose, the Chairman of the Company’s board of directors, assigned a Stock Purchase and Share Subscription Agreement by and between Mr. Chan and SHRG, pursuant to which the Company purchased 30,000,000 shares of Class A common stock and 10,000,000 warrants to purchase Class A common stock for $3 million. The warrants have an average exercise price of $0.20, were immediately vested and may be exercised at any time commencing on the date of issuance and ending three year from such date. These shares and warrants are also subject to a one-year trading restriction pursuant to the terms of a Lock-Up Agreement entered into between Mr. Chan and the Company and assigned to the Company.

On August 21, 2020, the Company, completed its acquisition of Impact BioMedical,, pursuant to a Share Exchange Agreement by and among the Company, DSS BioHealth, and related parties Alset Intl (formerly Singapore eDevelopment Limited), and Global Biomedical Pte Ltd. (“GBM”) which was previously approved by the Company’s shareholders (the “Share Exchange”).Under the terms of the Share Exchange, the Company issued 483,334 shares of the Company’s common stock, par value $0.02 per share, nominally valued at $6.48 per share, and 46,868 newly issued shares of the Company’s Series A Convertible Preferred Stock (“Series A Preferred Stock”), with a stated value of $46,868,000, or $1,000 per share, for a total consideration of $50 million. Due to several factors, including a discount for illiquidity, the value of the Series A Preferred Stock was discounted from $46,868,000 to $35,187,000, thus reducing the final consideration given to approximately $38,319,000. Alset Intl CEO and largest shareholder is Mr. Heng Fai Ambrose Chan, the Chairman of the Board and the largest shareholder of the Company.

On or about August 28, 2020, the Company’s wholly owned subsidiary, DSS Securities, Inc. entered into a corporate venture to form and operate a real estate title agency, under the name and flagging of Alset Title Company, Inc, a Texas corporation (“ATC”). DSS Securities, Inc. shall own 70% of this venture with the other two shareholders being attorneys necessary to the state application and permitting process. ATC has initiated or has pending applications to do business in a number of states, including Texas, Tennessee, Connecticut, Florida, and Illinois. For the purpose of organization and the state application process, the Company’s CEO, who is a licensed attorney, has a stated non-compensated 15% ownership interest in the venture. There was no activity for the twelve-months ended December 31, 2020

On September 10, 2020, the Company’s wholly owned subsidiary DSS Securities, Inc. entered into membership interest purchase agreement with BMI Financial Group, Inc. a Delaware corporation (“BMIF”) and BMI Capital International LLC, a Texas limited liability company (“BMICI”) whereas DSS Securities, Inc. purchased 14.9% membership interests in BMIC for $100,000. DSS Securities also had the option to purchase an additional 10% of the outstanding membership interest which it exercised in January of 2021 and increased its ownership to 24.9%. This investment is valued at cost as it does not have a readily determined fair value.

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BMICI is a broker-dealer registered with the Securities and Exchange Commission, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and is a member of the Securities Investor Protection Corporation (“SIPC”). The Company’s chairman of the board and Mr. Sassuan Lee, an independent board member of the Company, also have ownership interest in this joint venture.

As of December 31, 2020, the Company held 64,207,378 Class A common shares equating to a 32.2% ownership interest in SHRG and had recorded unrealized gains on marketable securities of approximately $6.1 million for the twelve-months then ended. As of July 22, 2020, the carrying value of the Company’s equity method investment exceeded our share of the book value of the investee’s underlying net assets by approximately $9.5 million, which represents primarily intangible assets in the form of customer and distributor lists and goodwill arising from acquisitions. The Company is still in the process of valuing the intangible assets as of December 31, 2020 and no amortization has been recorded during the period ended December 31, 2020. The aggregate fair value of the Company’s investment in SHRG at December 31, 2020 was approximately $14,774,000. DSS, via four (4) of the Company’s existing board members, currently holds four (4) of the five (5) SHRG board of director seats. Mr. JT Thatch, DSS’s Lead Independent Director and as well the CEO of SHRG is on the SHRG Board, along with Mr Chan, DSS’s Executive Chairman of the board of directors (joined the SHRG Board effective May 4, 2020), Mr. Sassuan “Sam” Lee, DSS Independent Director (joined the SHRG Board effective September 29, 2020) and Mr. Frank D. Heuszel, the CEO of the Company (joined the SHRG Board effective September 29, 2020). Prior to the record date, Mr. Lee resigned as a member of SHRG’s Board.

On March 18, 2021, the Company entered into an agreement with Alset EHome International, Inc. (“Seller”) to purchase from the Seller its wholly owned subsidiary Impact Oncology PTE Ltd. (“IOPL”) for a purchase price $2,480,000. The acquisition of IOPL has been treated as an asset acquisition as IOPL does not meet the definition of a business as defined in Topic 805. IOPL owns 2,480,000 shares of common stock of Vivacitas along with the option to purchase an additional 250,000 shares of common stock. The Sellers largest shareholder is Mr. Chan Heng Fai Ambrose, the Chairman of the Company’s board of directors and its largest shareholder.

On April 5, 2021, Decentralized Sharing Systems, Inc., a subsidiary of the Company entered into a convertible promissory note (“SHRG Note”) with Sharing Services Global Corporation (“SHRG”), a company registered in the state of Nevada. The Company loaned the principal sum of $30,000,000, with interest at a rate of 8%, and shall be due and payable in full on demand by the Company, or if the demand is not sooner made, April 5, 2024. The interest shall be prepaid annually in cash or Class A Common Shares. At any time during the term of the SHRG Note, at the sole discretion of the Company, the outstanding principal can be converted in whole or in part into whole shares of SHRG Class A Common Stock at a conversion rate of $0.20. The Company received a $3,000,000 loan origination fee associated with this note which has been recorded as an offset to the SHRG Note and will be amortized monthly in the amount of approximately $83,000 through the term of the SHRG Note. Accordingly, in April 2021, the SHRG issued to the Company 27,000,000 shares of its Class A Common Stock, including 15,000,000 shares in payment of the loan origination fee and 12,000,000 shares in prepayment of interest for the first year In addition, the Company received 150,000,000 warrants both issued and vested on April 5, 2021. These warrants have an exercise price of $0.22 and expire April 5, 2026. Under ASC 815 (“Topic 815”), the warrants received with the SHRG Note do not meet the definition of a derivative but do require treatment as an equity investment (See Note 6). Accordingly, the value of the note was allocated between current portion of notes receivable and other investments on the consolidated balance sheet. The SHRG Note was valued at $15,043,000 as of April 5, 2021, net of discount. As of June 30, 2021, the amortized value of the note approximates $15,911,000 and approximates fair value. The Company, via three (3) of the Company’s existing board members, currently holds three (3) of the five (5) SHRG board of director seats. Mr. John “JT” Thatch, DSS’s Lead Independent Director and as well the CEO of SHRG is on the SHRG Board, along with Mr. Chan, DSS’s Executive Chairman of the board of directors (joined the SHRG Board effective May 4, 2020), and Mr. Frank D. Heuszel, the CEO of the Company (joined the SHRG Board effective September 29, 2020).

On September 3, 2021, the Company entered into a subscription agreement (the “Subscription Agreement”) with Alset EHome International, Inc. (“AEI”), which provided for an investment of up to $15,000,000 by AEI into the Company in exchange of an aggregate of 12,155,591 shares of the Company’s common stock, $0.02 par value per share. Subject to the terms and conditions contained in the Subscription Agreement, the shares were issued at a purchase price of $1.234 per share.

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Prior to this transaction, AEI indirectly held a significant investment in the Company through majority-owned subsidiaries. AEI’s Chairman and CEO, Heng Fai Chan, and a member of the AEI’s Board of Directors, Wu Wai Leung William, each serve on both the AEI Board and the Board of the Company. On September 2, 2021, the Audit Committee of the Company’s Board of Directors reviewed, approved and determined that it is advisable and in the best interests of the Company to complete the transaction described above. The Company’s Board of Directors approved this subscription agreement and the transaction in connection therewith on September 2, 2021.

On September 9, 2021, the Company entered into a stock purchase agreement (the “SPA”) with American Pacific Bancorp (“APB”), which provided for an investment of up to $40,000,200 by the Company into APB for an aggregate of 6,666,700 shares of the APB’s Class A Common Stock, par value $0.01 per share. Subject to the terms and conditions contained in the SPA, the shares issued at a purchase price of $6.00 per share. Subsequent to the closing of this transaction, DSS became the majority owner of APB.

Review, Approval or Ratification of Transactions with Related Persons

The Board conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate. The Board applies the following standards to such reviews: (i) all related party transactions must be fair and reasonable and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by the Board and (ii) all related party transactions should be authorized, approved or ratified by the affirmative vote of a majority of the directors who have no interest, either directly or indirectly, in any such related party transaction.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material,” “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act, or the Exchange Act, that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

The Audit Committee is currently comprised of three independent directors (as defined under Section 803 of the NYSE AMERICAN LLC Company Guide). The Audit Committee operates under a written charter adopted by the Board of Directors, which can be found in the Investors/Corporate Governance section of our web site, www.dsssecure.com.

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2020.

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the quality and the acceptability of the Company’s financial reporting and internal controls.

The Audit Committee has discussed with the independent registered public accounting firm the overall scope and plans for their audit as well as the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit Committee has discussed with management and the independent registered public accounting firm such other matters as required to be discussed with the Audit Committee under Professional Standards, the corporate governance standards of the NYSE AMERICAN LLC Exchange and the Audit Committee’s Charter.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the Statement on Auditing Standards as adopted by the Public Company Accounting Oversight Board, and has discussed with the independent registered public accounting firm their independence from management and the Company, including the impact of permitted non-audit related services approved by the Audit Committee to be performed by the independent registered public accounting firm.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 31, 2020.

John “JT” Thatch, Chairman & Audit Committee Member

Sassuan (Samson) Lee, Audit Committee Member

Wai Leung William Wu, Audit Committee Member

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ANNUAL REPORT

For stockholders receiving this Proxy Statement, our Annual Report as amended, any amendments to the foregoing materials that are required to be furnished to stockholders, the proxy card and voting instruction form will be available on-line at www.proxyvote.com on or about October 1, 2021. The Notice contains instructions on how to access the proxy materials over the Internet. These materials contain detailed information about the Annual Meeting, the proposals to be considered, our Board’s nominees for directors and other information concerning the Company.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at meetings of stockholders only if they comply with the proxy rules established by the SEC, applicable New York law and our Bylaws. No stockholder proposals were received for consideration at our 2021 Annual Meeting of Stockholders.

Under SEC Rule 14a-8, in order for a stockholder proposal to be included in our proxy solicitation materials for our 2022 Annual Meeting of Stockholders, it must be delivered to our Corporate Secretary at our principal executive offices no earlier than June 12, 2022 and no later than July 12, 2022, provided, however, that if the date of next year’s annual meeting of stockholders is more than thirty (30) calendar days before or more than sixty (60) calendar days after the anniversary of the date of the this year’s meeting, notice by the stockholder must be delivered not later than the close of business on the later of (1) the 90th day prior to the 2022 Annual Meeting, or (2) the 10th day following the first public announcement of the date of the 2022 Annual Meeting.

Under our Bylaws, to be properly brought before the meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days in advance of the date of the one-year anniversary of the Corporation’s previous year’s annual meeting of stockholders. However, if no annual meeting was held in the previous year or the date of the annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after such anniversary date, such notice by the shareholder to be timely must be received by the Secretary of the Corporation not later than the close of business on the ninetieth (90th) calendar day prior to such annual meeting or, if later, the tenth (10th) calendar day following the day on which notice of the date of the meeting was first made. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and record address of the stockholder proposing such business, (3) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder, and (4) any material interest of the stockholder in such business.

SOLICITATION OF PROXIES

The Company will pay the cost of soliciting proxies for the Annual Meeting. In addition to solicitation by mail, directors, officers and regular employees of the Company and other authorized persons may solicit the return of proxies by telephone, telegram or personal interview. The Company will request brokerage houses, custodians, nominees and fiduciaries to forward soliciting material to their principals and will agree to reimburse them for their reasonable out-of-pocket expenses.

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The Company has engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $12,000 in total.

OTHER BUSINESS

The Board of Directors currently knows of no business to be brought before the Annual Meeting other than as set forth above. If other matters properly come before the Company at the Annual Meeting, it is the intention of the persons named in the solicited proxy to vote the proxy on such matters in accordance with their best judgment.

Stockholders are urged to vote according to the instructions provided without delay.

AVAILABLE INFORMATION

We are currently subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file periodic reports, Proxy Statements and other information with the SEC relating to our business, financial statements and other matters. Copies of such reports, Proxy Statements and other information may be copied (at prescribed rates) at the public reference room maintained by the SEC at 100 F Street NE, Washington DC 20549. For further information concerning the SEC’s public reference room, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC’s Internet address at http://www.sec.gov.

Requests for documents relating to the Company should be directed to:

DSS, INC.

6 Framark Dr.

Victor, New York 14564

Attention: Frank D. Heuszel

By order of the Board of Directors

/s/ Heng Fai Ambrose Chan
Heng Fai Ambrose Chan
Executive Chairman of the Board
6 Framark Drive
Victor, New York 14564

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